UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2015, Sterling Bancorp (the “Company”) issued and sold 6,900,000 shares of its common stock, par value $0.01 per share, which included 900,000 shares sold upon the exercise of the option to purchase additional shares granted to the underwriters and exercised on February 6, 2015 (the “Common Shares”) at a public offering price of $13.00 per share. The Common Shares were issued and sold pursuant to an underwriting agreement, dated February 5, 2015 (the “Underwriting Agreement”), between the Company, on the one hand, and Jefferies LLC, Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named therein, (the “Underwriters”) on the other hand. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The gross proceeds of the offering will be approximately $89.7 million. The net proceeds of the offering, after underwriting discounts and commissions and estimated offering expenses, will be approximately $84.8 million. The Company intends to use the proceeds from this offering for general corporate purposes including financing of possible acquisitions of specialty commercial lending and related businesses.

Pursuant to the Underwriting Agreement, the directors and certain executive officers of the Company entered into agreements in substantially the form included in the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-201873), filed February 4, 2015 (the “Registration Statement”). The issuance and sale of the Common Shares are described in the Company’s Prospectus dated February 4, 2015, constituting a part of the Registration Statement, as supplemented by a Prospectus Supplement dated February 5, 2015.

ITEM 8.01 Other Events.

On February 11, 2015, Squire Patton Boggs (US) LLP delivered its legal opinion with respect to the Common Shares to be issued in the offering, a copy of which is attached as Exhibit 5.1 to this Current Report. Exhibits 1.1 and 5.1 filed herewith are incorporated herein by reference into the Registration Statement.

On February 11, 2015, the Company also issued a press release announcing the closing of its previously announced public offering of 6,900,000 shares of common stock, including 900,000 shares of common stock issued upon the exercise in full by the Underwriters of their option to purchase additional shares. A copy of the press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated February 5, 2015, between Sterling Bancorp, and Jefferies LLC, Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Squire Patton Boggs (US) LLP as to the validity of the Common Shares.

23.1	Consent of Squire Patton Boggs (US) LLP (included as part of Exhibit 5.1).

99.1	Press release, dated February 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP

By:	/s/ Luis Massiani
Name:	Luis Massiani
Title:	Senior Executive Vice President and Principal Financial Officer

Date: February 11, 2015